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                                                                     EXHIBIT (l)

                           KIRKPATRICK & LOCKHART LLP

                         1800 MASSACHUSETTS AVENUE, N.W.
                                    2ND FLOOR
                           WASHINGTON, D.C. 20036-1800

                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100
                                   www.kl.com


                                April 14, 1999


GT Global Floating Rate Fund, Inc.
(d/b/a AIM Floating Rate Fund)
11 Greenway Plaza, Suite 100
Houston, Texas 77046

Ladies and Gentlemen:

         You have requested our opinion regarding certain matters in connection with the issuance by GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate
Fund) (the "Fund") of shares of the Fund's common stock. We have examined the Fund's Articles of Incorporation and other corporate documents relating to the authorization and issuance of the Fund's common stock. Based upon this examination, we are of the opinion that:

              1. All legal requirements for the organization of the Fund under the laws of the State of Maryland have been satisfied, and the Fund is now validly existing as a corporation in good standing under the laws of the State of Maryland.

              2. The authorization capitalization of the Fund consists of 1,000,000,000 shares of common stock having a par value of $0.001 each.

              3. The issuance of 30,000,000 additional shares of the Fund's common stock, which currently is being registered under the Securities Act of 1933 (the "1933 Act"), has been duly authorized by the Fund, subject to compliance with the 1933 Act and the Investment Company Act of 1940.

              4. When so issued, the Fund's shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to Amendment No. 9 to the Fund's Registration Statement on Form N-2 (File No. 811-08485) (the "Amendment"). We also consent to the reference to our firm under the caption "Other Information -- Legal Matters" in the Amendment.


                                         Very truly yours,

                                         KIRKPATRICK & LOCKHART LLP


                                         By: /s/ R. Charles Miller
                                             -----------------------------------
                                             R. Charles Miller